POWER OF ATTORNEY

We, the undersigned officers and Trustees/Directors of the Trusts and Corporations listed on Schedule A attached hereto (collectively, the “Entities”), do hereby severally constitute and appoint Michael P. Keane, James F. Kirchner, Von M. Hughes or Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement on the prescribed form (including, but not limited to, Form N-1A or Form N-14) and any and all amendments (including pre-effective and post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Entities listed on Schedule A, in respect of shares or units of beneficial interest or common stock and other documents and papers relating thereto:

IN WITNESS WHEREOF we have hereunto set our hands on the date set forth opposite our respective signatures.

Signature	Title	Date

/s/ Von M. Hughes Von M. Hughes	Trustee/Director and President and Principal Executive Officer of Calvert Impact Fund, Inc., Calvert Management Series, Calvert Responsible Index Series, Inc., Calvert Social Investment Fund, Calvert Variable Trust, Inc., Calvert Variable Series, Inc., Calvert World Values Fund, Inc. and The Calvert Fund	July 7, 2025

/s/ James F. Kirchner James F. Kirchner	Treasurer and Principal Financial and Accounting Officer	July 7, 2025

/s/ Alice Gresham Bullock Alice Gresham Bullock	Trustee/Director	July 7, 2025

/s/ Karen C. Fang Karen C. Fang	Trustee/Director	July 7, 2025

/s/ Miles D. Harper, III Miles D. Harper, III	Trustee/Director	July 7, 2025

Joy V. Jones	Trustee/Director

/s/ Kim M. Keenan Kim M. Keenan	Trustee/Director	July 7, 2025

/s/ Edward Ramos Edward Ramos	Trustee/Director	July 7, 2025

/s/ Carlton M. Waterhouse Carlton M. Waterhouse	Trustee/Director	July 7, 2025

/s/ Anthony A. Williams Anthony A. Williams	Trustee/Director	July 7, 2025

POWER OF ATTORNEY

SCHEDULE A

Calvert Impact Fund, Inc.

Calvert Management Series

Calvert Responsible Index Series, Inc.

Calvert Social Investment Fund

Calvert Variable Trust, Inc.

Calvert Variable Series, Inc.

Calvert World Values Fund, Inc.

The Calvert Fund